Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-07533, 333-07535, and 333-09319 on Form S-8 and Registration Statement No. 333-24633 on Form S-3 of Praegitzer Industries, Inc. of our report dated September 2, 1998, included in this Form 10-K of Praegitzer Industries, Inc. for the year ended June 30, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
September 2, 1998